Exhibit 10.11

SECURED COGNOVIT PROMISSORY NOTE

$7,000,000.00	June 25, 2020

FOR VALUE RECEIVED, the undersigned (together “Makers”), jointly and severally promise to pay to JKP Financial, LLC, a Delaware limited liability company (“Holder”), at any place designated by Holder, the principal sum of Seven Million Dollars ($7,000,000.00), or such lesser amount advanced by Holder to Makers in Holder’s discretion, with interest on the unpaid principal balance from the date funds are advanced until paid in full as set forth below.

1. Term. The term (the “Term”) of this Secured Cognovit Promissory Note (as it may be modified, amended, renewed, extended, restated, and/or replaced time to time, this “Note”) shall commence on the date set forth above and shall terminate on December 31, 2020 (“Maturity”), at which time the entire unpaid principal balance of this Note, together with any accrued and unpaid interest thereon, shall be all due and payable.

2. Interest Rate. This Note shall bear interest at the rate of twelve percent (12%) per annum (the “Interest Rate”) from the date set forth above until paid in full.

3. Payment Amount. Interest shall be due and payable at Maturity. Interest shall be calculated on outstanding principal by multiplying the actual number of days elapsed in the applicable period by a daily rate based upon a three hundred sixty (360)-day year and thirty (30)-day months.

4. Origination Fee. In addition to the payments required hereunder, Makers shall also pay Holder an origination fee (“Origination Fee”) in an amount equal to one percent (1%) of: (a) the maximum principal amount of this Note, minus (b) the amount needed to pay off, in full, the Refinanced Note (as defined in Paragraph 5). The Origination Fee shall be due and payable on the date set forth above; provided, however, that, notwithstanding the foregoing, Makers may elect to pay the Origination Fee, or any portion thereof, at Maturity, in which event the Origination Fee shall be added to principal and accrue interest thereon at the Interest Rate from the date set forth above until paid.

5. Use of Proceeds. The proceeds of the loan evidenced by this Note shall be used only (a) to repay, in full, the loan evidenced by that certain Secured Cognovit Promissory Note, dated as of October 22, 2019, in the original stated principal amount of $1,807,338.99 (the “Refinanced Note”), from HOF Village Hotel II, LLC, a Delaware limited liability company (“HOFV Hotel II”), as borrower, to CH Capital Lending, LLC, a Delaware limited liability company (“CH Capital”), as lender, (b) to pay costs associated with the demolition, renovation, development, and construction of the real property owned by HOFV Hotel II, and (c) for such other purposes as may be approved by Lender in its sole discretion. Makers acknowledge and agree that, as of the date hereof, $1,928,831 (i.e., $1,807,339 in principal plus $121,492 in accrued interest) has been advanced directly by Holder to CH Capital, in full satisfaction of the outstanding obligations under the Refinanced Note.

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6. Security. This Note shall be secured by the membership interests in HOFV Hotel II held by HOF Village, LLC, a Delaware limited liability company (“HOF Village”), and certain related collateral, as set forth in that certain Pledge Agreement, dated as of the date hereof, by HOF Village to and for the benefit of Holder.

7. Nature of Note. The loan evidenced by this Note is not primarily for a personal, educational, or household purpose, is not a consumer loan, and is not part of a consumer transaction.

8. Payment Provision. Principal and interest shall be paid without deduction or offset in lawful money of the United States. Makers shall have the right to prepay all or any portion of the principal amount of this Note at any time before Maturity without penalty or premium for prepayment. Payments shall be applied first to interest, late charges, and other costs due to Holder hereunder, and the balance to principal.

9. Late Charge Provision. Makers acknowledge that late payment to Holder will cause Holder to incur costs not contemplated by this loan. Such costs include, without limitation, processing and accounting charges and loss of use of funds. Therefore, if any installment is not received by Holder within ten (10) days following its due date, Makers shall pay to Holder an additional sum equal to four percent (4%) of the overdue amount as a late charge. The late fee shall be paid to Holder within ten (10) days after the date incurred, and any failure to pay such late charge shall be a default hereunder. The parties agree that this late charge represents a reasonable sum considering all the circumstances existing on the date of this agreement and represents a fair and reasonable estimate of the costs that Holder will incur by reason of late payment. The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of any late charge will not consist of a waiver of the default with respect to the overdue amount and shall not prevent Holder from exercising any other rights and remedies available to Holder.

10. Waiver, Presentment, Demand, Protest Provision. Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived.

11. Default Interest Rate. In the event Makers are in default of this Note, or if this Note is not paid in full when due at Maturity, notwithstanding any other provision of this Note, Makers agree to pay interest on the outstanding principal and interest at an interest rate equal to eighteen percent (18%) per annum, provided such interest rate shall not exceed the maximum interest rate permitted by law. Makers recognize that any default in making the payments as provided for herein, or in any of the other documents executed or delivered in connection herewith, when due, or by otherwise causing a default to occur hereunder, or under any document executed or delivered in connection herewith, will require Holder to incur additional expense and loss to Holder of the use of the money due and in frustration to Holder in meeting its other financial and loan commitments and that damages caused thereby would be extremely difficult and impractical to ascertain. Holder hereby agrees that after any such acceleration, or after Maturity, as the case may be, the payment of interest at the rate described in this Paragraph on any amounts described in this Paragraph, together with the additional charge described above, is a reasonable estimate of the damage to Holder if any such event should occur.

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12. Single or Partial Exercise Shall Not Preclude Other Provisions. No single or partial exercise by Holder of any power hereunder, or any other document executed in connection with this Note, shall preclude other or further exercise thereof or the exercising of any power. Holder shall at all time have the right to proceed against any portion of the security held for this Note in such order and in such manner as Holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

13. Joint and Several Liability. The obligations of Makers under this Note are joint and several.

14. Severance or Unenforceable Provisions. Should any part, term or provision of this Note or any other documents securing it be declared invalid, void or unenforceable, such provision shall be severed from the remaining provisions hereof and/or thereof and shall not invalidate such remaining provisions, and all such remaining provisions shall remain in full force and effect, valid and enforceable.

15. Powers Cumulative. No right, power, or remedy given Holder by the terms of this Note or other documents securing this Note is intended to be exclusive of any other right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Holder by the terms of any instrument or by any statute or otherwise against any Maker or any other person.

16. Usury. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit on interest presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then Holder may at his option (i) declare the entire indebtedness evidenced hereby, including interest, if any, and any other sums owing, immediately due and payable, (ii) reduce the obligations to be fulfilled to such limit on interest, or (iii) apply the amount that would exceed such limit on interest to the reduction of the outstanding principal balance of this Note, and not to the payment of interest, with the same force and effect as though the undersigned have specifically designated such sums to be so applied to principal and Holder had agreed to accept such extra payment(s) as a premium free prepayment, so that in no event shall any extraction be possible under this Note that is excess of the applicable limit on interest. It is the intention of the undersigned and Holder not to create any obligation in excess of the amount allowable by applicable law. The provisions of this paragraph shall control every other provision of this Note.

17. Waiver of Jury Trial. MAKERS AND HOLDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. MAKERS AND HOLDER AGREE THAT ANY PARTY MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF MAKERS AND HOLDER, IRREVOCABLY, TO WAIVE THEIR RESPECTIVE RIGHTS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKERS AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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18. Governing Law and Venue. This Note shall be governed by and construed in accordance with the laws of the State of Ohio. The venue for resolution of any dispute between any Maker and Holder shall be in the Federal or state courts in Cuyahoga County, Ohio.

19. Attorneys’ Fees. If action be instituted on this Note, Makers promise to pay reasonable attorneys’ fees and costs incurred by Holder.

20. Confession of Judgment. To the extent permitted by applicable law, Makers, and any endorser hereof, authorize any attorney-at-law to appear in any state or federal court of record in the State of Ohio or any other state of the United States at any time after this Note is due, whether by acceleration or otherwise, and to waive the issuing and service of process and confess a judgment in favor of the legal holder hereof against Makers and any endorsers, or either or any one or more of them, for the amount then due under this Note, together with costs of suit and to release all errors and waive all right of appeal.

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IN WITNESS WHEREOF, the undersigned have executed this Note at Canton, Stark County, Ohio as of the date first written above.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	Chief Executive Officer

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE HOTEL II, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	Chief Executive Officer